Exhibit 99.2

CRESTWOOD OPERATIONS LLC

CONSOLIDATED BALANCE SHEET

September 30, 2015

(in millions)

(unaudited)

Assets
Current assets:
Cash	$0.2
Accounts receivable, less allowance for doubtful accounts of $0.1 million	83.9
Accounts receivable - related party	0.2
Inventory	39.5
Assets from price risk management activities	34.4
Prepaid expenses and other current assets	3.3
Total current assets	161.5

Property, plant and equipment	265.7
Less: accumulated depreciation	49.6
Property, plant and equipment, net	216.1

Intangible assets	110.5
Less: accumulated amortization	25.3
Intangible assets, net	85.2

Goodwill	358.9
Other assets	2.1
Total assets	$823.8

Liabilities and member’s equity
Current liabilities:
Accounts payable	$67.4
Accrued expenses and other liabilities	34.9
Liabilities from price risk management activities	8.1
Current portion of long-term debt	0.2
Total current liabilities	110.6

Long-term debt, less current portion	1.5
Other long-term liabilities	3.7
Asset retirement obligations	1.9
Deferred income taxes	0.1
Commitments and contingencies

Member’s equity	706.0
Total liabilities and member’s equity	$823.8

See accompanying notes.

CRESTWOOD OPERATIONS LLC

CONSOLIDATED STATEMENT OF OPERATIONS

For the Nine Months Ended September 30, 2015

(in millions)

(unaudited)

Revenues:
Product revenues	$532.1
Service revenues	79.1
Total revenues	611.2

Costs of product/services sold:
Product costs	474.0
Product costs - related party	1.3
475.3

Service costs	48.3
Service costs - related party	10.1
58.4

Total costs of product/services sold	533.7

Expenses:
Operations and maintenance	41.8
General and administrative	3.1
Depreciation and amortization	25.9
70.8
Loss on long-lived assets	(0.3)
Goodwill impairment	(173.8)
Operating loss	(167.4)
Interest and debt expense	(0.1)
Loss before income taxes	(167.5)
Provision for income taxes	0.1
Net loss	$(167.6)

See accompanying notes.

CRESTWOOD OPERATIONS LLC

CONSOLIDATED STATEMENT OF CHANGES IN MEMBER’S EQUITY

For the Nine Months Ended September 30, 2015

(in millions)

(unaudited)

Balance at December 31, 2014	$950.5
Net change in member’s net investment	(78.5)
Equity compensation charges	1.6
Net loss	(167.6)
Balance at September 30, 2015	$706.0

See accompanying notes.

CRESTWOOD OPERATIONS LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

For the Nine Months Ended September 30, 2015

(in millions)

(unaudited)

Operating activities
Net loss	$(167.6)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	25.9
Equity compensation charges	1.6
Loss on long-lived assets, net	0.3
Goodwill impairment	173.8
Other	(0.7)
Changes in operating assets and liabilities:
Accounts receivable	55.7
Inventory	(1.0)
Prepaid expenses and other current assets	(0.7)
Accounts payable, accrued expenses and other liabilities	(30.7)
Net liabilities from price risk management activities	27.9
Net cash provided by operating activities	84.5

Investing activities
Purchases of property, plant and equipment	(9.5)
Proceeds from sale of assets	0.7
Net cash used in investing activities	(8.8)

Financing activities
Payments on long-term debt	(0.1)
Net change in member’s net investment	(78.5)
Net cash used in financing activities	(78.6)

Net change in cash	(2.9)
Cash at beginning of period	3.1
Cash at end of period	$0.2

See accompanying notes.

CRESTWOOD OPERATIONS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

Note 1 — Organization

Crestwood Operations LLC (the Company or Crestwood Operations) is a Delaware limited liability company formed in May 2012, that provides midstream solutions to customers in the natural gas liquids (NGLs) sector of the energy industry.  We are engaged primarily in the processing, fractionation, storage, transportation and marketing of NGLs.

Prior to September 30, 2015, we were a wholly-owned subsidiary of Crestwood Equity Partners LP (CEQP), a publicly-traded Delaware limited partnership.  On September 30, 2015, CEQP contributed 100% of its interest in us to its wholly-owned subsidiary, Crestwood Midstream Partners LP (CMLP).

Unless otherwise indicated, references in this report to “we,” “us,” “our,” “ours,” the “Company,” and similar terms refer to either Crestwood Operations itself or Crestwood Operations and its consolidated subsidiaries, as the context requires.

Note 2 — Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

Our consolidated financial statements are prepared in accordance with United States generally accepted accounting principles (GAAP) and include the accounts of all consolidated subsidiaries after the elimination of all intercompany accounts and transactions.  In management’s opinion, all necessary adjustments to fairly present our results of operations, financial position and cash flows for the period presented have been made and all such adjustments are of a normal and recurring nature.  Our financial position and results of operations may have been different if we had been a stand-alone company as of and for the nine months ended September 30, 2015.  These financial statements have been derived from the financial statements and accounts of CEQP using the historical results of operations and historical basis of assets and liabilities of CEQP.  Transactions with CEQP are shown as member’s net investment in the accompanying consolidated financial statements.

We have evaluated subsequent events through the date our financial statements were available to be issued on December 11, 2015.

Significant Accounting Policies

There were no material changes in our significant accounting policies from those described in our 2014 audited financial statements.  Below is an update of our estimates related to goodwill.

Goodwill

Our goodwill represents the excess of the amount we paid for a business over the fair value of the net identifiable assets acquired. We evaluate goodwill for impairment annually on December 31, and whenever events indicate that it is more likely than not that the fair value of a reporting unit could be less than its carrying amount.  This evaluation requires us to compare the fair value of each of our reporting units to its carrying value (including goodwill).  If the fair value exceeds the carrying amount, goodwill of the reporting unit is not considered impaired.

We estimate the fair value of our reporting units based on a number of factors, including discount rates, projected cash flows, enterprise value and the potential value we would receive if we sold the reporting unit.  Estimating projected cash flows requires us to make certain assumptions as it relates to the future operating performance of each of our reporting units (which includes assumptions, among others, about estimating future operating margins and related future growth in those margins, contracting efforts and the cost and timing of facility expansions) and assumptions related to our customers, such as their future

CRESTWOOD OPERATIONS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

capital and operating plans and their financial condition. When considering operating performance, various factors are considered such as current and changing economic conditions and the commodity price environment, among others.  Due to the imprecise nature of these projections and assumptions, actual results can and often do, differ from our estimates. If the assumptions embodied in the projections prove inaccurate, we could incur a future impairment charge.

We acquired substantially all of our reporting units in 2012, which required us to record the assets, liabilities and goodwill of each of those reporting units at fair value on the date they were acquired.  As a result, any level of decrease in the forecasted cash flows of these businesses or increases in the discount rates utilized to value those businesses from their respective acquisition dates would likely result in the fair value of the reporting unit falling below the carrying value of the reporting unit, and could result in an assessment of whether that reporting unit’s goodwill is impaired.

The following table summarizes the goodwill of our various reporting units at September 30, 2015 (in millions):

West Coast	$—
Supply and Logistics	266.2
Storage and Terminals	75.2
Trucking	17.5
Total	$358.9

Commodity prices have continued to decline since late 2014, and that decline has adversely impacted forecasted cash flows, discount rates and stock/unit prices for most companies in the midstream industry.  We recorded goodwill impairments of approximately $173.8 million of certain of our reporting units during the nine months ended September 30, 2015, some of which were preliminary impairments.  We will finalize the impairment of our goodwill by December 31, 2015, and we may record additional goodwill impairments or adjustments of goodwill impairments recorded as of September 30, 2015 as we receive additional information about the fair value of assets and liabilities of the reporting units given uncertainties surrounding the continued decline in commodity prices and the impact on the forecasted demand for the services we provide.

New Accounting Pronouncements Issued But Not Yet Adopted

As of September 30, 2015, the following accounting standard had not yet been adopted by us.

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update 2014-09, Revenue from Contracts with Customers, which outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes current revenue recognition guidance. We expect to adopt the provisions of this standard effective January 1, 2018 and are currently evaluating the impact that this standard will have on our consolidated financial statements.

Note 3 — Risk Management

We are exposed to certain market risks related to our ongoing business operations. These risks include exposure to changing commodity prices. We utilize derivative instruments to manage our exposure to fluctuations in commodity prices, which is discussed below.  Additional information related to our derivatives is discussed in Note 4.

CRESTWOOD OPERATIONS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

Commodity Derivative Instruments and Price Risk Management

Risk Management Activities

We sell NGLs to energy related businesses and may use a variety of financial and other instruments including forward contracts involving physical delivery of NGLs, heating oil and crude oil.  We will periodically enter into offsetting positions to economically hedge against the exposure our customer contracts create. Certain of these contracts and positions are derivative instruments.  We do not designate any of our commodity-based derivatives as hedging instruments for accounting purposes.  Our commodity-based derivatives are reflected at fair value in the consolidated balance sheet, and changes in the fair value of these derivatives that impact the consolidated statement of operations are reflected in costs of product/services sold.  During the nine months ended September 30, 2015, the impact to the statement of operations related to our commodity-based derivatives reflected in costs of product/services sold was a gain of $11.0 million. We attempt to balance our contractual portfolio in terms of notional amounts and timing of performance and delivery obligations. This balance in the contractual portfolio significantly reduces the volatility in costs of product/services sold related to these instruments.

Commodity Price and Credit Risk

Notional Amounts and Terms

The notional amounts and terms of our derivative financial instruments include the following at September 30, 2015 (in millions):

	Fixed Price Payor	Fixed Price Receiver
Propane, crude and heating oil (barrels)	10.6	12.7

Notional amounts reflect the volume of transactions, but do not represent the amounts exchanged by the parties to the financial instruments. Accordingly, notional amounts do not reflect our monetary exposure to market or credit risks.

All contracts subject to price risk had a maturity of 35 months or less; however, 86% of the contracts expire within 12 months.

Credit Risk

Inherent in our contractual portfolio are certain credit risks.  Credit risk is the risk of loss from nonperformance by suppliers, customers or financial counterparties to a contract.  We take an active role in managing credit risk and have established control procedures, which are reviewed on an ongoing basis.  We attempt to minimize credit risk exposure through credit policies and periodic monitoring procedures as well as through customer deposits, letters of credit and entering into netting agreements that allow for offsetting counterparty receivable and payable balances for certain financial transactions, as deemed appropriate.  The counterparties associated with our assets from price risk management activities as of September 30, 2015 were energy marketers and propane retailers, resellers and dealers.

CRESTWOOD OPERATIONS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

Certain of our derivative instruments have credit limits that require us to post collateral.  The amount of collateral required to be posted is a function of the net liability position of the derivative as well as our established credit limit with the respective counterparty.  If our credit rating were to change, the counterparties could require us to post additional collateral.  The amount of additional collateral that would be required to be posted would vary depending on the extent of change in our credit rating as well as the requirements of the individual counterparty.  The aggregate fair value of all commodity derivative instruments with credit-risk-related contingent features that were in a liability position at September 30, 2015 was $4.1 million for which we posted no collateral in the normal course of business.  In addition, at September 30, 2015, we had a New York Mercantile Exchange (NYMEX) related net derivative liability position of $24.5 million, for which we posted $31.9 million of cash collateral in the normal course of business.  At September 30, 2015, we also received collateral of $17.6 million in the normal course of business.  All collateral amounts have been netted against the asset or liability with the respective counterparty and is reflected in our consolidated balance sheet as assets and liabilities from price risk management activities.

Note 4 — Fair Value Measurements

The accounting standard for fair value measurement establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

•                  Level 1—Quoted prices are available in active markets for identical assets or liabilities as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis. Level 1 primarily consists of financial instruments such as exchange-traded derivatives, listed equities and US government treasury securities.

•                  Level 2—Pricing inputs are other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date. Level 2 includes those financial instruments that are valued using models or other valuation methodologies. These models are primarily industry-standard models that consider various assumptions, including quoted forward prices for commodities, time value, volatility factors, and current market and contractual prices for the underlying instruments, as well as other relevant economic measures. Substantially all of these assumptions are observable in the marketplace throughout the full term of the instrument, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace. Instruments in this category include non-exchange-traded derivatives such as over the counter (OTC) forwards, options and physical exchanges.

•                  Level 3—Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

Cash, Accounts Receivable and Accounts Payable

As of September 30, 2015, the carrying amounts of cash, accounts receivable and accounts payable represent fair value based on their short-term nature of these instruments.

Financial Assets and Liabilities

As of September 30, 2015, we held certain financial assets and liabilities that are required to be measured at fair value on a recurring basis, which include our derivative instruments related to heating oil, crude oil and NGLs. Our derivative instruments consist of forwards, swaps, futures, physical exchanges and options.

Certain of our derivative instruments are traded on the NYMEX. These instruments have been categorized as Level 1.

CRESTWOOD OPERATIONS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

Our derivative instruments also include OTC contracts, which are not traded on a public exchange. The fair values of these derivative instruments are determined based on inputs that are readily available in public markets or can be derived from information available in publicly quoted markets. These instruments have been categorized as Level 2.

Our OTC options are valued based on the Black Scholes option pricing model that considers time value and volatility of the underlying commodity. The inputs utilized in the model are based on publicly available information as well as broker quotes. These options have been categorized as Level 2.

Our financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.  The assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the valuation of fair value assets and liabilities and their placement within the fair value hierarchy levels.

The following tables set forth by level within the fair value hierarchy, our financial instruments that were accounted for at fair value on a recurring basis at September 30, 2015 (in millions):

	Fair Value of Derivatives				Netting
	Level 1	Level 2	Level 3	Total	Agreements(1)	Total
Assets
Assets from price risk management	$0.7	$64.8	$—	$65.5	$(31.1)	$34.4

Liabilities
Liabilities from price risk management	$0.5	$50.7	$—	$51.2	$(43.1)	$8.1

(1)  Amounts represent the impact of legally enforceable master netting agreements that allow us to settle positive and negative positions as well as cash collateral held or placed with the same counterparties.

Note 5 — Member’s Equity

Prior to September 30, 2015, we were a wholly-owned subsidiary of CEQP.  On September 30, 2015, CEQP contributed 100% of its interest in us to its wholly-owned subsidiary, CMLP.

We enter into transactions with CEQP within the ordinary course of business.  Certain of our employees provide general and administrative services on behalf of CEQP, and as such, we allocate a portion of general and administrative costs to CEQP.  In addition, CEQP charges us for certain benefit costs associated with certain of our employees and carries the obligations for many employee-related benefits in its financial statements.  We also receive cash from CEQP to fund our operating activities and we distribute cash to CEQP to fund its general corporate activities.  We reflect these transactions as net change in member’s net investment in our consolidated statement of changes in member’s equity.  No indirect debt or interest expense of CEQP has been historically allocated to the Company.  During the nine months ended September 30, 2015, CEQP’s net investment in the Company decreased by approximately $78.5 million.

Note 6 — Commitments and Contingencies

Legal Proceeding

Ernesto Lozano and Sergio Diaz vs. Hector Villareal and Crestwood Holdings Partners, LLC d/b/a L&L Transportation.  On July 15, 2013, an auto accident occurred between Ernesto Lozano and Hector Villareal, an independent owner-operator for our trucking operations.  In June 2015, the case was settled for a confidential amount below the Company’s $2.0 million insurance deductible.

CRESTWOOD OPERATIONS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

General.  We are periodically involved in litigation proceedings.  If we determine that a loss is probable and the amount of loss is reasonably estimable, then we accrue the estimated amount.  The results of litigation proceedings cannot be predicted with certainty.  We could incur judgments, enter into settlements or revise our expectations regarding the outcome of certain matters, and such developments could have a material adverse effect on our results of operations or cash flows in the period in which the amounts are paid and/or accrued.  As of September 30, 2015, we had $1.0 million accrued for our outstanding legal matters.  Based on currently available information, we believe it is remote that future costs related to known contingent liability exposures for which we can estimate will exceed current accruals by an amount that would have a material adverse impact on our consolidated financial statements. As we learn new facts concerning contingencies, we reassess our position both with respect to accrued liabilities and other potential exposures.

Any loss estimates are inherently subjective, based on currently available information, and are subject to management’s judgment and various assumptions. Due to the inherently subjective nature of these estimates and the uncertainty and unpredictability surrounding the outcome of legal proceedings, actual results may differ materially from any amounts that have been accrued.

Regulatory Compliance

In the ordinary course of our business, we are subject to various laws and regulations.  In the opinion of our management, compliance with current laws and regulations will not have a material effect on its results of operations, cash flows or financial condition.

Environmental Compliance

Seymour Investigation.  We own a propane storage and distribution facility in Seymour, Indiana.  On May 15, 2014, the Environmental Protection Agency (EPA) issued a request relating to our compliance with the chemical accident prevention program at the facility.  We responded to the request on August 6, 2014, and at the EPA’s request, we submitted additional documentation of compliance on January 30, 2015.  We entered into a consent agreement and final order with the EPA and we will pay a civil penalty of approximately $0.3 million by December 31, 2015.

Our operations are subject to stringent and complex laws and regulations pertaining to health, safety, and the environment. We are subject to laws and regulations at the federal, state and local levels that relate to air and water quality, hazardous and solid waste management and disposal and other environmental matters.  The cost of planning, designing, constructing and operating our facilities must incorporate compliance with environmental laws and regulations and safety standards.  Failure to comply with these laws and regulations may trigger a variety of administrative, civil and potentially criminal enforcement measures. At September 30, 2015, our accrual of approximately $0.4 million was primarily related to the matter described above, which is based on our undiscounted estimate of amounts we will spend on compliance with environmental and other regulations.

CRESTWOOD OPERATIONS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

Self-Insurance

We utilize third-party insurance subject to varying retention levels of self-insurance, which management considers prudent.  Such self-insurance relates to losses and liabilities primarily associated with medical claims, workers’ compensation claims and general, product, vehicle and environmental liability.  Losses are accrued based upon management’s estimates of the aggregate liability for claims incurred using certain assumptions followed in the insurance industry and based on past experience.  The primary assumption utilized is actuarially determined loss development factors.  The loss development factors are based primarily on historical data.  Our self insurance reserves could be affected if future claim developments differ from the historical trends.  We believe changes in health care costs, trends in health care claims of our employee base, accident frequency and severity and other factors could materially affect the estimate for these liabilities.  We continually monitor changes in employee demographics, incident and claim type and evaluates our insurance accruals and adjusts our accruals based on our evaluation of these qualitative data points. At September 30, 2015, our self-insurance reserves were $5.7 million.  We estimate that $3.7 million of this balance will be paid subsequent to September 30, 2016.  As such, $3.7 million has been classified in other long-term liabilities on our consolidated balance sheet.

Note 7 — Related Party Transactions

We enter into transactions with our affiliates within the ordinary course of business.  Our employees also support the operations of CMLP and CEQP.  We share common management, general and administrative and overhead costs with CMLP and CEQP and accordingly, we allocate certain general and administrative costs incurred directly or indirectly on their behalf.  Costs allocated to CMLP and CEQP were based on identification of our resources which directly benefited CMLP and CEQP and their respective estimated usage of shared resources and functions.  All of the allocations were based on assumptions that management believed were reasonable.  During the nine months ended September 30, 2015, we allocated approximately $40.3 million and $9.3 million of general and administrative costs to CMLP and CEQP, respectively.

Certain of our employees providing services to CEQP participate in CEQP’s long-term incentive awards program.  During the nine months ended September 30, 2015, CEQP allocated approximately $1.6 million of net compensation expense to the Company.

Storage Agreements.  Our subsidiary, Crestwood Services LLC (Crestwood Services) leases 100% of the operationally available storage capacity at CMLP’s Bath storage facility, under a five-year contract entered into in March 2011.  During the nine months ended September 30, 2015, the storage fee was approximately $10.1 million and is included in costs of product/services sold on our consolidated statement of operations.

Product Purchases.  Crestwood Services purchases natural gas liquids at indexed prices from CMLP’s Willow Lake system under a monthly agreement. For the nine months ended September 30, 2015, our product purchases related to this agreement were approximately $1.3 million.